                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  __________


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                       December 5, 1997 (March 19, 1997)


--------------------------------------------------------------------------------
                     HEALTH CARE PROPERTY INVESTORS, INC.
            (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------


     Maryland                           1-8895            33-0091377
(State or Other Jurisdiction of      (Commission       (I.R.S. Employer
Incorporation of Organization)       File Number)      Identification No.)

                        4675 MacArthur Court, 9th Floor
                           Newport Beach, CA  92660
                   (Address of principal executive offices)


                                (714) 221-0600
             (Registrant's telephone number, including area code)


                     10990 Wilshire Boulevard, Suite 1200
                         Los Angeles, California 90024
                                (310) 473-1990


         (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OF ASSETS


During the period from January 1, 1997 through November 21, 1997, Health Care Property Investors, Inc. (the "Company") acquired from unrelated parties, eight assisted living facilities ("ALF"), one physician group practice clinic ("CLN"), and a majority interest in a limited liability company which owns a group of five multi-tenant medical office buildings ("MOB"), in seven separate transactions at an aggregate purchase price of approximately $103,495,000. Not included in the foregoing are construction projects being constructed by the Company, or any mortgage loans extended by the Company. With the exception of the MOBs, the facilities were, concurrently with their acquisition, leased on a triple net basis to five different operators under terms generally similar to the Company's existing leases. The MOBs are leased to multiple tenants under gross leases. Each transaction was initially funded by bank borrowings on the Company's bank revolving lines of credit and by cash on hand. During September 1997, the Company used funds raised through the issuance of preferred stock to repay $57,810,000 in outstanding indebtedness under its revolving bank line of credit.


                                                             Facility                    Acquisition       Purchase
Facility Name                  City             State         Type            Units         Date             Price
---------------------------  ---------------  ---------    ------------    ----------  ---------------   --------------
Brantley's Retirement Home    Milledgeville      GA             ALF             40         3/19/97       $  2,300,000
The Palisades                 El Paso            TX             ALF            157          4/1/97          8,293,172
Redwood Springs               San Marcos         TX             ALF             88          4/1/97          3,669,209
Amber Oaks                    San Antonio        TX             ALF            162          4/1/97          9,147,619
Post House                    Glassboro          NJ             ALF             39         5/13/97          3,037,755
Baker House                   Vineland           NJ             ALF             39         5/13/97          3,073,722
Camino Medical Group          Sunnyvale          CA             CLN (1)                    5/16/97         20,600,000
Wildflower House              Temple             TX             ALF             40         6/16/97          2,223,349
Ontario Residential Manor     Ontario            CA             ALF             97         11/7/97          4,150,000
Frost Street Properties       San Diego          CA             MOB (2)                    11/21/97        47,000,000
                                                                            -------                     -------------
                                                                               662                       $103,494,826
                                                                            =======                     =============

--------------------------
(1)  Approximately 105,000 square feet.
(2)  Approximately 213,500 square feet in five buildings.

The Company believes these acquisitions are consistent with the Company's historical business strategy of acquiring and concurrently leasing health care facilities. In assessing the facilities, the Company considered the type, location, age, design and physical condition of the facilities acquired, as well as historical, if applicable, and projected operating results of the health care operations conducted at the facilities. Additionally, the Company considers the operating ability, financial condition and reputation of the operator to which the acquired facilities are to be leased. The Company, after reasonable inquiry, is not aware of any material factors that would cause the financial information reported not to be necessarily indicative of future operating results, although no assurance can be given by the Company regarding actual future operating results. The Company intends to continue the current use of each property.

Although no single acquisition is considered a "significant acquisition" pursuant to the rules governing the reporting of transactions on Form 8-K, under Rule 3-14 of Regulation S-X, these acquisitions in the aggregate, may be considered to be material in nature. Certain audited pro forma financial information concerning these properties is provided in Item 7 of this Current Report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Historical financial information pursuant to Rule 3.14 of Regulation S-X, for the health care operations of the acquired facilities is not presented because the related operating information for such facilities generally would not be meaningful. This is due to the nature of gross and triple-net leased real estate operations. Alternatively, the Company has presented audited pro forma operating information for each of the acquired properties as if the acquired properties had been owned by the Company since January 1, 1996.


  (a)(3) - Audited pro forma statements of operations for the acquired facilities for the year ended December 31, 1996.



  (b)(1) - Unaudited pro forma balance sheet as of September 30, 1997 for the Company after giving effect to the acquisition of the facilities.


         - Pro forma statement of operations for the Company after giving effect to the acquisition of the facilities for the nine-month period ended September 30, 1997.

         - Pro forma statement of operations for the Company after giving effect to the acquisition of the facilities for the year ended December 31, 1996.

  (c)      Consent of Arthur Andersen LLP.

                 REPORT OF THE INDEPENDENT PUBLIC ACCOUNTANTS


To The Stockholders and Directors, Health Care Property Investors, Inc:

We have examined the pro forma adjustments reflecting the transactions described in Note 1 and the application of those adjustments to the assembly of the accompanying pro forma statements of operations of the properties acquired by Health Care Property Investors, Inc. during the period January 1, 1997 to November 21, 1997 as indicated in Item 2 of this Form 8-K (collectively "the Acquired Properties") for the year ended December 31, 1996. The historical statements of operations are omitted since substantially all historical amounts are not relevant on a pro forma basis. The pro forma adjustments are based upon management's assumptions described in Note 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.


The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transactions occurred at an earlier date. However, the pro forma statements of operations are not necessarily indicative of the results of operations that would have been attained had the above-mentioned transactions actually occurred earlier.


In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in Note 1, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma statements of operations for the year ended December 31, 1996 reflect the proper application of those adjustments to the historical statement of operations amounts.



Arthur Andersen LLP
Los Angeles, California
December 5, 1997

                      PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996




                                                                  Brantley's
                                                                   Retirement          The              Amber
                                                                     Home            Palisades          Oaks
                                                               ---------------    --------------    --------------
Revenues
  Base Rental Income                                            $    229,310       $   800,316       $   894,036

Expenses
  Interest                                                           135,700           489,297           539,710
  Depreciation                                                        85,429           317,805           353,932
  Other Operating Expenses                                                --                --                --
                                                               ---------------    --------------    --------------

                                                                     221,129           807,102           893,642
Minority Interests                                                        --                --                --
Net Income (Loss)                                               $      8,181       $    (6,786)      $       394
                                                               ===============    ==============    ==============

                            See accompanying notes.

                      PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                                  Camino
                            Redwood                                               Medical           Wildflower
                            Spring          Post House        Baker House         Group                House
                          -----------    ---------------    ---------------    ---------------    ---------------
Revenues
 Base Rental Income       $ 479,976        $   308,940        $   312,597        $ 1,956,444        $   223,669

Expenses
 Interest                   216,483            179,228            181,350          1,215,400            131,178
 Depreciation               155,977             90,422             94,523            439,714             70,588
 Other Operating Expenses        --                 --                 --                 --                 --
                          -----------    ---------------    ---------------    ---------------    ---------------
                            372,460            269,650            275,873          1,655,114            201,766

Minority Interests               --                 --                 --                 --                 --
Net Income (Loss)         $ 107,516        $    39,290        $    36,724        $   301,330        $    21,903
                          ===========    ===============    ===============    ===============    ===============


                            See accompanying notes.

                      PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996



                             Ontario
                           Residential           Frost Street
                              Manor               Properties
                         ---------------     -------------------
Revenues
 Base Rental Income       $  419,306             $ 6,556,755

Expenses
 Interest                    244,850               2,773,000
 Depreciation                142,049               1,280,000
 Other Operating Expenses         --               1,559,034
                          --------------     -------------------
                             386,899               5,612,034

Minority Interests                --                 (60,105)
Net Income (Loss)         $   32,407            $    884,616
                          ==============     ===================

                            See accompanying notes.

FOOTNOTES TO PRO FORMA STATEMENTS OF OPERATIONS


NOTE 1: Health Care Property Investors, Inc. (the "Company") acquired eight assisted living facilities, one physician group practice clinic, and a majority interest in a limited liability company which owns a group of five multi-tenant medical office buildings ("MOBs") in seven separate transactions at an aggregate purchase price of approximately $103,495,000. The facilities, other than the MOBs, were leased to five different operators under triple-net leases generally similar to the Company's existing leases and are accounted for as operating leases. The leases have initial terms of 12-15 years. The Company earns fixed monthly base rental income and may earn periodic additional rents. The additional payments are generally computed based upon increases in the Consumer Price Index or as a percentage of facility net patient revenues in excess of base amounts. Additional rents generally commence in the second year of the leases. With the exception of the MOBs under terms of the leases, the lessees are responsible for all maintenance, repairs, taxes and insurance on the leased properties. The MOBs have gross leases.

The pro forma statements of operations reflect the acquisitions of the properties as if they had been owned since January 15, 1996.

NOTE 2: For triple-net leases, pro forma base rental income is based upon the monthly minimum rents specified in the leases. The MOBs are leased to multiple tenants under gross leases. The pro forma amounts for the MOBs reflects current expected rents. No additional rent amounts are assumed for purposes of the pro forma statements of operations based upon the terms of the lease.

Pro forma depreciation is based upon the purchase prices of the facilities being allocated to building, equipment and improvements and depreciated over 35, 5 and 7 years, respectively.

Pro forma interest expense is calculated using an interest rate of 5.90%, which is the Company's weighted average borrowing rate for the year to date on short-term borrowings, applied against the aggregate purchase prices. The Company has two unsecured bank lines of credit, one for $100,000,000 which expires on October 22, 2002 and one for $50,000,000 which expires on October 22, 1998. The Company repaid approximately $58 million of the line of credit borrowings with the proceeds of a preferred stock offering during September 1997. Accordingly, the actual interest expense resulting from the acquisitions of the facilities may vary.

No pro forma operating expenses are included other than for the MOBs because:
(1) such amounts are expected to be immaterial, and (2) the Company does not expect to add additional staff as a result of the transactions described in Note 1 above. The pro forma amounts for the MOBs are based upon current actual and estimated operating expenses.

NOTE 3: The preparation of financial statements requires management to make estimates and assumptions that affect the revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        PRO FORMA FINANCIAL INFORMATION

The following Pro Forma Balance Sheet as of September 30, 1997 has been prepared to reflect the acquisition of six facilites during the period from October 1, 1997 to November 21, 1997 and the adjustments described in the accompanying notes.

The following unaudited Pro Forma Statements of Operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared to reflect the acquisition of 14 facilities during the period from January 1, 1997 through November 21, 1997 (the "Acquired Facilities") and the adjustments described in the accompanying notes.

The pro forma financial information is based on the historical financial statements of Health Care Property Investors, Inc. in the Company's Form 10-Q for the period ended September 30, 1997 and the other financial information in the Company's 1996 Annual Report to Shareholders on Form 10-K, and should be read in conjunction with those financial statements and the notes thereto.

The Pro Forma Balance Sheet was prepared as if the six facilities acquired after September 30, 1997 were purchased on September 30, 1997. The Pro Forma Statements of Operations were prepared as if the Acquired Facilities were purchased as of January 1, 1996.

The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                      HEALTH CARE PROPERTY INVESTORS, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                (IN THOUSANDS)


                                                                                                                    Pro Forma
                                                                      September 30,                               September 30,
                                                                          1997                 Adjustments           1997
                                                                     ------------------     -----------------     ----------------
ASSETS
Real Estate Investments
     Buildings and Improvements                                        $     762,285           $       36,176       $     798,461
     Accumulated Depreciation                                               (165,329)                     ---            (165,329)
                                                                       -------------           --------------       -------------
                                                                             596,956                   36,176             633,132
     Construction in Progress                                                 17,471                      ---              17,471
     Land                                                                     82,399                   15,174              97,573
                                                                       -------------           --------------       -------------
                                                                             696,826                   51,350             748,176
Loans Receivable                                                             112,422                      ---             112,422
Investments in and Advances to Partnerships                                    6,429                      ---               6,429
Other Assets                                                                   8,392                      ---               8,392
Cash and Cash Equivalents                                                      3,020                     (200)              2,820
                                                                       -------------           --------------       -------------
TOTAL ASSETS                                                           $     827,089          $        51,150       $     878,239
                                                                       =============          ===============       ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Bank Notes Payable                                                     $       7,400          $        45,650       $      53,050
Senior Notes Payable                                                         274,978                      ---             274,978
Convertible Subordinated Notes Payable                                       100,000                      ---             100,000
Mortgage Notes Payable                                                        11,249                      ---              11,249
Accounts Payable, Accrued Liabilities and Deferred Income                     24,751                      ---              24,751
Minority Interests in Partnerships                                            17,040                    5,500              22,540
Stockholders' Equity:
     Preferred Stock                                                          57,810                      ---              57,810
     Common Stock                                                             28,727                      ---              28,727
     Additional Paid-In Capital                                              357,160                      ---             357,160
     Cumulative Net Income                                                   428,102                      ---             428,102
     Cumulative Dividends                                                   (480,128)                     ---            (480,128)
                                                                       -------------           --------------       -------------
TOTAL STOCKHOLDERS' EQUITY                                                   391,671                      ---             391,671
                                                                       -------------           --------------       -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $     827,089           $       51,150       $     878,239
                                                                       =============          ===============       ==============

                            See Accompanying Notes.

                      HEALTH CARE PROPERTY INVESTORS, INC.
             UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                               SEPTEMBER 30, 1997
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)





                                                                                              Pro Forma
                                                 Nine Months                                 Nine Months
                                                    Ended                                       Ended
                                                September 30,                               September 30,
                                             -----------------                            ----------------
                                                     1997             Adjustments              1997
                                             -----------------      ---------------       ----------------
REVENUE
Base Rental Income                              $   68,337            $   6,884               $    75,221
Additional Rental and Interest Income               15,821                  ---                    15,821
Interest and Other Income                           10,767                  ---                    10,767
                                                ----------            ---------               -----------
                                                    94,925                6,884                   101,809
                                                ----------            ---------               -----------
EXPENSE
Interest Expense                                    21,407                3,254                    24,661
Depreciation/Non Cash Charges                       19,056                1,610                    20,666
Other Expenses                                       5,511                1,169                     6,680
                                                ----------            ---------               -----------
                                                    45,974                6,033                    52,007
                                                ----------            ---------               -----------
INCOME FROM OPERATIONS                              48,951                  851                    49,802
Minority Interests                                  (2,866)                 (45)                   (2,911)
Gain on Sale of Real Estate Properties               2,047                  ---                     2,047
                                                ----------            ---------               -----------
NET INCOME                                          48,132                  806                    48,938
                                                ----------            ---------               -----------
DIVIDENDS TO PREFERRED STOCKHOLDERS                     66                  ---                        66
                                                ----------            ---------               -----------
NET INCOME APPLICABLE TO COMMON SHARES          $   48,066            $     806               $    48,872
                                                ==========            =========               ===========
NET INCOME PER COMMON SHARE                     $     1.67                                    $      1.70
                                                ==========                                    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING                 28,711                                         28,711
                                                ==========                                    ===========

                            See Accompanying Notes.

                      HEALTH CARE PROPERTY INVESTORS, INC.
                 UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                               DECEMBER 31, 1996

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                                                       Pro Forma
                                                            Year Ended                                 Year Ended
                                                           December 31,                               December 31,
                                                       -----------------                          -----------------
                                                             1996              Adjustments              1996
                                                       -----------------     ----------------     -----------------
REVENUE
Base Rental Income                                          $   83,702           $   12,181            $   95,883
Additional Rental and Interest Income                           20,925                  ---                20,925
Interest and Other Income                                       15,766                  ---                15,766
                                                            ----------           ----------            ----------
                                                               120,393               12,181               132,574
                                                            ----------           ----------            ----------
EXPENSES

Interest Expense                                                26,401                6,106                32,507
Depreciation/Non Cash Charges                                   23,149                3,030                26,179
Other Operating Expenses                                         6,826                1,559                 8,385
                                                            ----------           ----------            ----------
                                                                56,376               10,695                67,071
                                                            ----------           ----------            ----------
INCOME FROM OPERATIONS                                          64,017                1,486                65,503
    Minority Interests                                          (3,376)                 (60)               (3,436)
                                                            ----------           ----------            ----------
NET INCOME                                                  $   60,641           $    1,426            $   62,067
                                                            ==========           ==========            ==========
NET INCOME PER SHARE                                        $     2.12                                 $     2.17
                                                            ==========                                 ==========
WEIGHTED AVERAGE SHARES OUTSTANDING                             28,652                                     28,652
                                                            ==========                                 ==========

                            See Accompanying Notes.

FOOTNOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE 1: Health Care Property Investors, Inc. (the "Company") acquired eight assisted living facilities, one physician group practice clinic, and a majority interest in a limited liability company which owns a group of five multi-tenant medical office buildings ("MOBs"), in seven separate transactions at an aggregate purchase price of approximately $103,495,000. The facilities other than the MOBs, were leased to five different operators under triple-net leases generally similar to the Company's existing leases and are accounted for as operating leases. The leases have initial terms of 12-15 years. The Company earns fixed monthly base rental income and may earn periodic additional rents. The additional payments are generally computed based upon increases in the Consumer Price Index or as a percentage of facility net patient revenues in excess of base amounts. Additional rents generally commence in the second year of the leases. With the exception of the MOBs, under terms of the leases, the lessees are responsible for all maintenance, repairs, taxes and insurance on the leased properties. The MOBs have gross leases.

The pro forma statements of operations reflect the acquisitions of the properties as if they had been owned since January 1, 1996, and the pro forma balance sheet reflects the acquisition of the properties as if all such properties had been owned on September 30, 1997.

NOTE 2: The pro forma balance sheet adjustments reflect the allocation between land and building and improvements of the $51,150,000 of acquired properties purchased after September 30, 1997, the increase in bank borrowings used to fund the purchases, and a reduction in cash to reflect payment of miscellaneous closing costs. No adjustment has been made to accumulated depreciation for those properties acquired prior to September 30, 1997.

NOTE 3: For triple-net leases, the pro forma base rental income adjustment is based upon the monthly minimum rents specified in the leases. No additional rent amounts are assumed for purposes of the pro forma statements of income based upon the terms of the lease. The MOBs are leased to multiple tenants under gross leases. The pro forma amounts for the MOBs reflect current expected rents. No additional rent amounts are assumed for purposes of the pro forma statements of operations based upon the lease terms.

The pro forma depreciation adjustment is based upon the purchase prices of the facilities being allocated to building, equipment and improvements and depreciated over 35, 5 and 7 years, respectively.

Pro forma interest expense adjustment is calculated using 5.90%, which is the Company's weighted average borrowing rate for the year to date short term borrowings applied against the aggregate purchase prices. The Company has two unsecured lines of credit, one for $100,000,000 which expires on October 22, 2002 and one for $50,000,000 which expires on October 22, 1998. The Company repaid approximately $58 million of the line of credit borrowings with the proceeds of a preferred stock offering during September 1997. Accordingly, the actual interest expense resulting from the acquisitions of the facilities may vary.

No pro forma operating expense adjustments are included other than for the MOBs because: (1) such amounts are expected to be immaterial, and (2) the Company does not expect to add additional staff as a result of the transactions described in Note 1 above. The pro forma operating expense adjustment for the MOBs is based upon current actual and estimated operating expenses.

NOTE 4: The preparation of financial statements requires management to make estimates and assumptions that affect the revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: December 4, 1997       HEALTH CARE PROPERTY INVESTORS, INC.
                             (REGISTRANT)



                             /s/ James G. Reynolds
                             -----------------------------
                             James G. Reynolds
                             Executive Vice President and
                             Chief Financial Officer
                             (Principal Financial Officer)



                             /s/ Devasis Ghose
                             -----------------------------
                             Devasis Ghose
                             Senior Vice President-Finance and Treasurer
                             (Principal Accounting Officer)